SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-505I8 (Commission File Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

      Item 3.02 Unregistered Sales of Equity Securities

      The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 8 — Other Events

      Item 8.01 Other Events

      On May 9, 2005, Franklin Bank Corp., a Delaware corporation (“Franklin”), completed the previously announced acquisition of The First National Bank of Athens, a national banking association (“FNB Athens”) headquartered in Athens, Texas. Pursuant to the Agreement and Plan of Reorganization dated as of December 20, 2004, by and among Franklin, FNB Athens, The Ginger Murchison Foundation (the “Reorganization Agreement”) and an interim Texas state savings bank and wholly owned subsidiary of Franklin formed for purposes of this transaction, the interim savings bank was consolidated with FNB Athens, with FNB Athens surviving (the “Consolidation”). As a result of the Consolidation, FNB Athens became a wholly-owned subsidiary of Franklin and the shareholders of FNB Athens became entitled to receive an aggregate of $43.5 million in cash and 831,913 shares of Franklin common stock. The number of shares of Franklin common stock issued in the Consolidation was based on the average of the daily volume-weighted average prices of such common stock for the twenty consecutive trading days prior to and including the second trading day prior to the closing date. As of December 31, 2004, FNB Athens had approximately $217.7 million in assets, $189.7 million in deposits and $26.9 million in shareholders’ equity.

      Immediately following the Consolidation, FNB Athens was merged with and into Franklin’s banking subsidiary, Franklin Bank, S.S.B., with Franklin Bank surviving the merger.

      The shares of Franklin common stock issued in the Consolidation were issued in reliance of the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D promulgated thereunder. Franklin has agreed, within 180 days after consummation of the Consolidation, to file a shelf registration statement under the Securities Act of 1933, as amended (“Securities Act”), registering the resale by the former shareholders of FNB Athens the shares of Franklin common stock received by them in the Consolidation. Franklin will bear all expenses of such registration, other than the expenses of any separate counsel for the selling shareholders and any discounts, selling commissions or brokerage fees incurred by the selling shareholders in connection therewith.

      A copy of the press release announcing completion of the Consolidation is filed as part of this Form 8-K as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit 2.1	Agreement and Plan of Reorganization by and among Franklin Bank Corp., The First National Bank of Athens and The Ginger Murchison Foundation dated as of December 20, 2004 (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K dated December 20, 2004).

Exhibit 99.1	Press release of Franklin Bank Corp. dated May 9, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: May 10, 2005	By:	/s/ Russell McCann
Russell McCann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 2.1	Agreement and Plan of Reorganization by and among Franklin Bank Corp., The First National Bank of Athens and The Ginger Murchison Foundation dated as of December 20, 2004 (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K dated December 20, 2004).

Exhibit 99.1	Press release of Franklin Bank Corp. dated May 9, 2005